Exhibit 5.1

                                             June 13, 2002


Astea International Inc.
455 Business Center Drive
Horsham, PA 19044

Re:  Astea International Inc.
     Registration Statement on Form S-3

Ladies and Gentlemen:

         I am the General Counsel of Astea International Inc., a Delaware corporation (the "Company"'), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 2,182,500 shares of the Company's common stock, par value $.01 per share, (the "Shares") held by certain stockholders (the "Selling Stockholders"). The Shares were previously issued and were purchased by the selling stockholders in private transactions from Fallen Angel Equity Fund, L.P.

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

         I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-3 covering the Shares (the "Registration Statement"); (ii) the Company's Certificate of Incorporation and Bylaws, as in effect on the date hereof; (iii) certain resolutions of the Board of Directors of the Company relating to, among other things, the issuance of the Shares; and (iv) such other documents relating to the Company as I have deemed necessary or appropriate as a basis for the opinions set forth below. In my examination, I have made all investigations of law and have discussed with the Company's officers all questions of fact that I have deemed necessary or appropriate.

         Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

         As of the date hereof, I currently hold options to purchase 100,000 shares of Common Stock of the Company, at an average strike price of $0.97, of which 28,125 shares are currently vested.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to myself under the caption "Legal Matters" in the prospectus filed as part of the Registration Statement.

                                                     Very truly yours,

                                                     /s/ John Tobin
                                                     John Tobin
                                                     General Counsel
                                                     Astea International Inc.